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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                  May 11, 2000
                Date of Report (Date of earliest event reported)




                             U.S. Technologies Inc.
               (Exact name of Registrant as Specified in Charter)




      Delaware                     0-15960                   73-1284747
   (State or Other               (Commission                (IRS Employer
   Jurisdiction of               File Number)            Identification No.)
    Incorporation)




         2001 Pennsylvania Avenue, NW, Suite 675, Washington, DC 20006
          (Address of principal executive offices including zip code)



                                 (202) 466-3100
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM  2.


Effective April 26, 2000, U.S. Technologies Inc., a Delaware corporation (the "Registrant"), through its wholly-owned subsidiary, E2Enet, Inc. ("E2Enet"), completed its acquisition of 20,700,005 shares of common stock, with a par value of $0.00001 per share, of Buyline.net, Incorporated, a Delaware corporation ("Buyline"), pursuant to the terms of a Stock Purchase Agreement, dated as of April 26, 2000 (the "Purchase Agreement"), entered into by and among the Registrant, Buyline, E2Enet, Northwood Capital Partners LLC ("Northwood Capital"), Northwood Ventures LLC ("Northwood Ventures", and together with Northwood Capital, "Northwood"), and Jonathan J. Ledecky ("Ledecky") (if he acquires Buyline shares). As a result of this acquisition, and related transactions described below, E2Enet owns 51.7% of the outstanding common stock of Buyline, and Buyline became a controlled indirect subsidiary of the Registrant.

Buyline is a developer of B2B e-commerce applications, and is developing a proprietary Internet software program designed to be a universal platform for entry-level B2B e-commerce, linking buyers and sellers. Buyline's application for RFP/RFQ technology (Request for Proposal/Request for Quotation) will be used in a full range of on-line advertising, on Internet-based directories, and in commercial web sites.

Pursuant to the Purchase Agreement, E2Enet, purchased 20,700,005 shares of Buyline's common stock, for an aggregate purchase price consisting of: (i) $645,838.89 in cash; (ii) the cancellation by E2Enet and the Registrant of all outstanding indebtedness owed by Buyline to E2Enet and the Registrant; and (iii) Buyline's acknowledgment of having received, as a capital contribution by E2Enet to Buyline, certain in-kind services. Also, pursuant to the Purchase Agreement, Northwood acquired 3,450,000 shares of Buyline common stock at an aggregate purchase price of $500,000 and Ledecky has expressed an intention to acquire, but may not acquire, 1,725,000 shares of Buyline common stock at an aggregate purchase price of $250,000. Separately, Michael Deale, President and CEO of Buyline, and certain other Buyline employees acquired shares of Buyline common stock.

Effective April 26, 2000, the Registrant issued 23,008 shares of common stock, with a par value of $0.02 per share, to Lawrence Silverman ("Silverman")in exchange for Silverman's sale of 634,699 shares of Buyline's common stock to E2Enet. This exchange was consummated pursuant to the terms of that certain Stock Exchange Agreement, dated as of April 26, 2000 ("Exchange Agreement"), entered into by and among the Registrant, E2Enet, and Silverman.


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In connection with the acquisition of the Buyline shares, E2Enet also pledged all of its right, title, and interest in and to 4,485,000 shares of Buyline common stock to Lightmedia Interactive Corporation ("Lightmedia"), a Delaware corporation affiliated with Mr. Silverman, as security for a promissory note Buyline made in favor of Lightmedia. The principal amount due under the note is $650,000. The note bears interest at a rate equal to the prime rate as published in the Wall Street Journal and requires monthly payments of $18,000. The promissory note was made as consideration for the conditional (until the note is fully paid) assignment of all Lightmedia's proprietary technology, know-how and assets related to Buyline.

As a condition to entering the Purchase Agreement, E2Enet, along with the other purchasers of Buyline shares, required Lawrence Silverman to execute a noncompetition agreement to and for the benefit of Buyline. Under the terms of the noncompetition agreement, Mr. Silverman agreed not to: 1) own or manage or be connected with, in any manner, any entity engaged in developing or providing systems and methods to improve the efficacy of on-line advertising, directories and web sites and initiating electronic commerce on a one-to-one or one-to-many basis; or 2) exercise control over or interfere with the management, operations or conduct of Buyline unless requested to do so in writing. Buyline agreed to pay Mr. Silverman $140,000, payable in twelve equal monthly installments of $11,666.66, as consideration for his execution of the noncompetition agreement.

In connection with the Purchase Agreement, E2Enet entered into a Voting Agreement, dated as of April 26, 2000 (the "Voting Agreement") with Northwood Capital, Northwood Ventures and Ledecky (if he acquires Buyline shares). The Voting Agreement provides that, subject to certain limitations, each Buyline shareholder shall appoint E2Enet as its proxy and attorney-in-fact to vote any voting shares of Buyline held by it for: a) the election of the nominees designated by E2Enet to serve as directors on its board of directors; and, b) on all other matters, to the extent necessary for E2Enet to have at least twenty-five percent (25%) of the voting power on any matter submitted to a shareholder vote or as E2Enet otherwise reasonably deems necessary for Buyline to be considered a "controlled subsidiary" of E2Enet for purposes of the Investment Company Act of 1940, as amended. Each party to the Voting Agreement also agreed to vote all of its shares of Buyline common stock for the election of either Lawrence Silverman or Ed Sager, as Mr. Silverman's designee, to the board of directors until certain circumstances set forth in the Voting Agreement are met.

By a side letter agreement, E2Enet agreed not exercise its right to vote any Buyline shares held by Northwood or Ledecky (if he acquires Buyline shares) following the fifth anniversary of the execution of the Voting Agreement. The side letter agreement also provides that E2Enet, Northwood and Ledecky (if he acquires Buyline shares) shall vote their respective Buyline shares to cause the Buyline board of directors to be composed of seven members including: three members designated by E2Enet; and one member


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designated by each of Northwood, Edward Hauk (Buyline's non- executive
Chairman), Ed Sager (Mr. Silverman's designee per the Voting Agreement), and Michael Deale (Buyline's President and CEO), so long as he is such. The side letter agreement also contains certain rights of first refusal and carry-along rights with respect to sales by E2Enet, Northwood and Ledecky (if he acquires Buyline shares) of their Buyline shares.

A portion of the net proceeds from the Registrant's recently completed private placement of $5,184,000 of its voting Series C mandatorily convertible preferred shares were used to fund the cash portion of the Registrant's purchase price of its Buyline shares.

In connection with the acquisition of the Buyline shares, E2Enet also entered into a registration rights agreement. Pursuant to the registration rights agreement, E2Enet and the other parties thereto are entitled to have their respective Buyline shares registered, at the expense of Buyline, under certain circumstances.

The foregoing summaries do not comport to be complete. The relevant agreements are exhibits hereto and incorporated herein by reference. See Item 7(c).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  At the present time, it is impractical to provide the financial information relative to the Buyline acquisition. Pursuant to paragraph a4 and b2 of Item 7 of Current Report on Form 8-K, the Registrant will file such financial information under cover of a Form 8-K/A within sixty days of the date of this report.

         (c)      Exhibits.

         2.1 Stock Purchase Agreement, dated April 26, 2000, by and among E2Enet, Inc., Northwood Ventures LLC, Northwood Capital Partners LLC, Jonathan J. Ledecky (if he acquires Buyline shares) and Buyline.net,
                  Incorporated.

         2.2 Stock Exchange Agreement, dated April 26, 2000, entered into by and between U.S. Technologies Inc., E2Enet, Inc. and Lawrence Silverman.

         2.3 Promissory Note, dated as of April 26, 2000, made by Buyline.net, Incorporated in favor of LightMedia Interactive Corporation.

         2.4 Stock Pledge Agreement, dated as of April 26, 2000, by and between LightMedia Interactive Corporation and E2Enet, Inc.


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         10.1     Voting Agreement, dated April 26, 2000, among dated April 26,
                  2000, among E2Enet, Inc., Northwood Ventures LLC, Northwood Capital Partners LLC, Jonathan J. Ledecky (if he acquires Buyline shares), Silverman Trust and Lawrence Silverman.

         10.2 Side Letter Voting Agreement and Buyline Stock Transfer, dated as of April 26, 2000, by and among E2Enet, Inc., Northwood Ventures LLC, Northwood Capital Partners LLC, and Jonathan J. Ledecky (if he acquires Buyline shares).


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S. TECHNOLOGIES INC.



                                             By:  /s/ Gregory Earls
                                                 ------------------------------
                                                  Gregory Earls
                                                  Co-Chairman and Co-Chief
                                                  Executive Officer



Dated:     May 11, 2000
           Washington, DC